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EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02095) of Walter Industries, Inc. and its subsidiaries of (i) our reports dated March 11, 2004 relating to the financial statements of Walter Industries, Inc., which financial statement and related report appears in Form 10-K and (ii) our report dated March 11, 2004 relating to the financial statement schedules which appears in the Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
April 29, 2004

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  EXHIBIT 23